Exhibit 21.0

SUBSIDIARIES OF

ICF INTERNATIONAL, INC.

NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION
ICF Consulting Group, Inc.	Delaware
ICF Consulting Pty. Ltd.	Australia
ICF Consultoria do Brasil, Ltda.	Brazil
ICF Consulting Canada, Inc.	Canada
ICF Associates, L.L.C. (d/b/a ICF Associates, L.L.C.(Delaware) in Georgia)	Delaware
(d/b/a ICF Consulting Associates in Washington)
ICF Consulting Services, L.L.C.	Delaware
ICF Emergency Management Services, L.L.C.	Delaware
ICF Incorporated, L.L.C.	Delaware
(d/b/a ICF (Delaware), L.L.C. in Arizona)
(d/b/a ICF Consulting, L.L.C. in California)
(d/b/a ICF, L.L.C. in Michigan)
(d/b/a ICF Minnesota, L.L.C. in Minnesota)
(d/b/a ICF (Delaware), L.L.C. in Missouri)
(d/b/a ICF Delaware in New York)
(d/b/a ICF Ohio, L.L.C. in Ohio)
(d/b/a ICF PA, L.L.C. in Pennsylvania)
(d/b/a ICF, L.L.C. in Texas)
(d/b/a ICF, L.L.C. in Virginia)
ICF Resources, L.L.C.	Delaware
Systems Applications International, L.L.C.	Delaware
ICF Services Company, L.L.C.	Delaware
ICF Consulting India Private, Ltd.	India
ICF/EKO	Russia
ICF Consulting Limited	U.K.
Caliber Associates, Inc.	Virginia
(d/b/a Caliber Associates, Inc. of Virginia in Washington)
Advanced Performance Consulting Group, Inc.	Maryland
ICF Z-Tech, Inc.	Maryland
ICF SH&E, Inc.	Delaware
ICF SH&E Limited	U.K.
(d/b/a ICF SH&E Limited (Singapore Branch) in Singapore)
ICF Jones & Stokes, Inc.	Delaware
ICF International Consulting (Beijing) Company, Ltd.	China
ICF Jacob & Sundstrom, Inc.	Maryland
ICF Macro, Inc.	Delaware
Ironworks Consulting, L.L.C.	Virginia